Exhibit 10.10

THIS MORTGAGE CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS

AND ALSO CONSTITUTES A FINANCING STATEMENT UNDER THE UNIFORM

COMMERCIAL CODE.

Note to Recorder: This Mortgage encumbers Minnesota real property as security for a Loan Agreement in the aggregate principal amount of $225,000,000.00 executed and delivered by the Mortgagor and Green Plains Processing LLC to the Mortgagee outside of the State of Minnesota, which indebtedness is also secured by other mortgaged property located outside of the State of Minnesota. All such property, together with the respective market values therefor, is described in Exhibit B hereto For Minnesota Mortgage Registration Tax purposes, the value of the mortgaged property in the State of Minnesota is $64,000,000 and the value of the mortgaged property located in Nebraska, Iowa and Indiana, and more specifically described in Exhibit B, is $523,000,000. The value of all mortgaged property, wherever located, is $587,600,000. The percentage that the value of the Minnesota mortgaged property bears to the value of the total mortgaged property for Mortgage Registration Tax purposes is 10.89%. Minnesota Mortgage Registry Tax in the amount of $ 56,355.75 is paid on a tax base of $ 24,502,500 pursuant to Minn. Stat. § 287.05, Subd. 1(b).

THIS MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING STATEMENT (this “Mortgage”) is made as of June 6, 2014, by and among GREEN PLAINS OTTER TAIL LLC, a Delaware limited liability company (together with its successors and permitted assigns, “Mortgagor”) having an address of 450 Regency Parkway, Suite 400, Omaha, NE 68114, in favor of BNP PARIBAS (“BNPP”), as Agent (as hereinafter defined), having an address of 787 Seventh Avenue, New York, NY 10019.

RECITALS

A. BNPP, as administrative agent and as collateral agent for the Lenders (defined below) hereinafter identified and defined (BNPP in such capacity as agent for the Lenders, and its successors and assigns in such capacity, being hereinafter referred to as the “Agent”), has entered into a Term Loan Agreement dated as of June 6, 2014 (such Term Loan Agreement, as the same may be amended or modified from time to time as permitted thereunder, including amendments and restatements thereof in its entirety as permitted thereunder, being hereinafter referred to as the “Loan Agreement”), pursuant to which certain lenders from time to time party to the Loan Agreement (such lenders being hereinafter referred to collectively as the “Lenders” and individually as a “Lender”) have agreed, subject to certain terms and conditions, to extend credit and make certain other financial accommodations available to GREEN PLAINS PROCESSING LLC (the “Borrower”). Any capitalized term used in this Mortgage that is not otherwise defined herein, either directly or by reference to another document, shall have the meaning for purposes of this Mortgage as it is given in the Loan Agreement.

B. Mortgagor is a Subsidiary of the Borrower and as such will receive substantial direct and indirect benefit from the extension of credit and other financial accommodations made to the Borrower and the Subsidiaries.

C. The Mortgagor, has executed and delivered to the Agent a Guaranty of even date herewith (as it may from time to time be amended, restated or otherwise modified, the “Guaranty”) pursuant to which the Mortgagor has guarantied the obligations of the Borrower with respect to the loans made under the Loan Agreement (the “Loans”) and the other extensions of credit and financial accommodations made under each of the other Loan Documents, (together with the Loans, collectively, the “Guarantied Obligations”).

D. It is a condition to the obligation of the Lenders to make the Loans that the Mortgagor execute and deliver this Mortgage to secure the Guarantied Obligations and all direct obligations of the Mortgagor with respect to the Loans (collectively, the “Obligations Secured”).

GRANT:

NOW, THEREFORE, (A) in consideration of Ten Dollars ($10.00) in hand paid, the receipt and sufficiency of which are hereby acknowledged and (B) in consideration of the foregoing Recitals, for the purpose of securing the complete and timely performance and payment of all present and future indebtedness, liabilities and obligations which the Mortgagor has from time to time incurred or may incur or be liable to the Lenders and the Agent (each, a “Secured Party”, collectively, the “Secured Parties”) under or in connection with the Obligations Secured, the Mortgagor hereby GRANTS, BARGAINS, SELLS, ASSIGNS, REMISES, RELEASES, ALIENS, CONVEYS, MORTGAGES AND WARRANTS and grants a security interest in and pledges to Agent (for the benefit of the Secured Parties), and their successors and assigns, FOREVER, WITH POWER OF SALE the real estate legally described in Exhibit A hereto (the “Land”) in Otter Tail County (the “County”), Minnesota (the “State”); together (i) with all right, title and interest, if any, that the Mortgagor may now have or hereafter acquire in and to all improvements, buildings and structures of every nature whatsoever now or hereafter located on the Land; and (ii) all air rights, water rights and powers, development rights or credits, zoning rights or other similar rights or interests that benefit or are appurtenant to the Land (all of the foregoing, including the Land, the “Premises”).

TOGETHER WITH all right, title and interest, if any, including any after-acquired right, title and interest, and including any right of use or occupancy, that the Mortgagor may now have or hereafter acquire in and to any of the following related to the Land: (a) all easements, rights of way or gores of land or any lands occupied by streets, ways, alleys, passages, sewer rights, water courses and public places, and any other interests in property constituting appurtenances to the Premises, or that hereafter shall in any way belong, relate or be appurtenant thereto, (b) all licenses, authorizations, certificates, variances, consents, approvals and other permits now or hereafter relating to the Real Property (as defined below), excluding any of the foregoing items that cannot be transferred or encumbered by the Mortgagor without causing a default thereunder or a termination thereof, (c) all hereditaments, gas, oil and minerals (with the right to extract, sever and remove such gas, oil and minerals) located in, on or under the Premises, (d) all split or division rights with respect to the Land and easements of every nature whatsoever and (e) all other rights and privileges thereunto belonging or appertaining and all extensions, additions, improvements, betterments, renewals, substitutions and replacements to or of any of the rights and interests described in clauses (a), (b), (c) and (d) above (all of the foregoing, the “Property Rights”).

TOGETHER WITH all right, title and interest, if any, including any after-acquired right, title and interest, and including any right of use or occupancy, that the Mortgagor may now possess or hereafter acquire in and to all fixtures and appurtenances of every nature whatsoever now or hereafter located in or on, or attached to, or used or intended to be used in connection with (or with the operation of), the Premises, including (a) all apparatus, machinery and equipment of the Mortgagor (to the extent that any of the foregoing constitute “fixtures” under applicable law); and (b) all extensions, additions, improvements, betterments, renewals, substitutions and replacements to or of any of the foregoing (all items listed in the foregoing clauses (a) and (b), the “Fixtures”). Mortgagor and Agent agree that the Premises and all of the Property Rights and Fixtures owned by the Mortgagor (collectively the “Real Property”) shall, so far as permitted by law, be deemed to form a part and parcel of the Land and for the purpose of this Mortgage to be real estate and covered by this Mortgage.

TOGETHER WITH all the estate, right, title and interest, if any, of the Mortgagor in and to (i) all judgments, insurance proceeds, awards of damages and settlements resulting from condemnation proceedings or the taking of the Real Property, or any part thereof, under the power of eminent domain or for any damage (whether caused by such taking or otherwise) to the Real Property, or any part thereof, or to any rights appurtenant thereto, and all proceeds of any sale or other disposition of the Real Property or any part thereof (it being understood that, except as otherwise provided herein or in the Loan Agreement, the Mortgagor is hereby authorized to collect and receive such awards and proceeds and to give proper receipts and acquittance therefor, and to apply the same as provided herein); (ii) all contract rights, general intangibles, actions and rights in action relating to the Real Property, including all rights to insurance proceeds and unearned premiums arising from or relating to damage to the Real Property; (iii) all plans and specifications, designs, drawings and other information, materials and matters heretofore or hereafter prepared relating to the Real Property; and (iv) all proceeds, products, replacements, additions, substitutions, renewals and accessions of and to the Real Property (the rights and interests described in this paragraph, the “Intangibles”).

The Mortgagor (i) pledges and assigns to the Agent from and after the date of the effectiveness hereof (including any period of redemption), primarily and on a parity with the Real Property, and not secondarily, all rents, issues and profits of the Real Property and all rents, issues, profits, revenues, royalties, bonuses, rights and benefits due, payable or accruing (including all deposits of money as advance rent, for security, as earnest money or as down payment for the purchase of all or any part of the Real Property) under any and all present and future leases, contracts or other agreements relative to the ownership or occupancy of all or any portion of the Real Property (all of the foregoing, the “Rents”), and (ii) except to the extent such a transfer or assignment is not permitted by the terms thereof, transfers and assigns to Agent all such leases, contracts and agreements (including all the Mortgagor’s rights under any contract for the sale of any portion of the Mortgaged Property and all revenues and royalties under any oil, gas and mineral lease relating to the Real Property) (collectively the “Leases”); provided however, that subject to the terms of the Loan Agreement, so long as no Event of Default has occurred and is continuing, a license is hereby given to Mortgagor to collect and use such Rents.

All of the property described above, including the Land, the Premises, the Property Rights, the Fixtures, the Real Property, the Intangibles, the Rents and the Leases, is called the “Mortgaged Property.”

Nothing herein contained shall be construed as constituting the Agent a mortgagee-in-possession in the absence of the taking of title and/or possession of the Mortgaged Property by the Agent. Nothing contained in this Mortgage shall be construed as imposing on the Agent any obligation of any lessor under any Lease of the Mortgaged Property in the absence of an explicit assumption thereof by the Agent. In the exercise of the powers herein granted the Agent, prior to Agent taking title to or possession of the Mortgaged Property, no liability shall be asserted or enforced against the Agent, all such liability being expressly waived and released by the Mortgagor, except for any such liability arising on account of the Agent’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final, non-appealable order.

TO HAVE AND TO HOLD the Mortgaged Property, and all other properties, rights and privileges hereby conveyed or assigned, or intended so to be, unto the Agent, its beneficiaries, successors and assigns, forever for the uses and purposes herein set forth. Except to the extent such a release or waiver is not permitted by applicable law, the Mortgagor hereby releases and waives all rights of redemption or reinstatement, if any, under and by virtue of any of the laws of the State, and the Mortgagor hereby covenants, represents and warrants that, at the time of the execution and delivery of this Mortgage, (a) the Mortgagor has good and marketable fee simple title to the Mortgaged Property, with lawful authority to grant, remise, release, alien, convey, mortgage and warrant the Mortgaged Property, (b) the title to the Mortgaged Property is free and clear of all encumbrances, except the Permitted Liens (as defined in the Loan Agreement) and (c) except for the Permitted Liens, the Mortgagor will forever defend the Mortgaged Property against all claims in derogation of the foregoing.

SECURITY AGREEMENT AND FINANCING STATEMENT

The Agent and the Mortgagor further agree that if any of the property herein mortgaged is of a nature so that a security interest therein can be created and perfected under the Uniform Commercial Code in effect in the State (the “Code”), this Mortgage shall constitute a security agreement, fixture filing and financing statement, and for that purpose, the following information is set forth:

(a) In addition to the foregoing grant of mortgage, the Mortgagor hereby grants a continuing security interest to the Agent for the benefit of the Secured Parties in that portion of the Mortgaged Property in which the creation and/or perfection of a security interest is governed by the Code.

(b) The “Debtor” is the Mortgagor and the “Secured Party” is the Agent for the benefit of itself and the other Secured Parties.

(c) The name and address of the Debtor are as set forth in the Preamble to this document.

(d) The name and address of the Secured Party are as set forth in the Preamble to this document.

(e) The description of the types or items of property covered by this financing statement is: All of the Mortgaged Property in which a security interest may be perfected pursuant to the Code. This document covers goods which are to become fixtures.

(f) The description of the real estate to which collateral is attached or upon which collateral is located is set forth on Exhibit A. The record owner of the Land is the Mortgagor.

(g) The Agent may file this Mortgage, or a reproduction hereof, in the real estate records or other appropriate index, as a financing statement for any of the items specified herein as part of the Mortgaged Property. Any reproduction of this Mortgage or of any other security agreement or financing statement is sufficient as a financing statement.

The Mortgagor authorizes the Agent to file any financing statement, continuation statement or other instrument that the Agent or the Required Lenders (as defined in the Loan Agreement) may reasonably deem necessary or appropriate from time to time to perfect or continue the security interest granted above under the Code.

FIXTURE FILING

To the extent permitted by law, (i) all of the Fixtures are or are to become fixtures on the Land and (ii) this instrument, upon recording or registration in the real estate records of the proper office, shall constitute a “fixture-filing” within the meaning of Sections 9-604 and 9-502 of the Code as in effect on the date hereof. Subject to the terms and conditions of the Loan Agreement, the remedies for any violation of the covenants, terms and conditions of the agreements herein contained shall be as prescribed herein, in any other Loan Document, or by general law, or, as to that part of the security in which a security interest may be perfected under the Code, by the specific statutory consequences now or hereafter enacted and specified in the Code, all at the election of the Required Lenders (as defined in the Loan Agreement).

THE FOLLOWING PROVISIONS SHALL ALSO CONSTITUTE AN INTEGRAL PART OF THIS MORTGAGE:

1. Payment of Taxes on this Mortgage. Without limiting any provision of the Loan Agreement, the Mortgagor agrees that, if the government of the United States or any department, agency or bureau thereof or if the State or any of its subdivisions having jurisdiction shall at any time require documentary stamps to be affixed to this Mortgage or shall levy, assess or charge any tax, assessment or imposition upon this Mortgage or the credit or indebtedness secured hereby or the interest of any Secured Party in the Premises or upon any Secured Party by reason of or as holder of any of the foregoing then, the Mortgagor shall pay for such documentary stamps in the required amount and deliver them to the Agent or pay (or reimburse the Agent for) such taxes, assessments or impositions. The Mortgagor agrees to provide to the Agent, at any time upon request, official receipts showing payment of all taxes, assessments and charges that the Mortgagor is required or elects to pay under this Section. The Mortgagor agrees to indemnify each Secured Party against liability on account of such documentary stamps, taxes, assessments or impositions, whether such liability arises before or after payment of the Obligations Secured and regardless of whether this Mortgage shall have been released.

2. Leases Affecting the Real Property. All future lessees under any Lease made after the date of recording of this Mortgage shall, at the direction of the Required Lenders (as defined in the Loan Agreement) or at the Agent’s option and without any further documentation, attorn to the Agent as lessor if for any reason the Agent becomes lessor thereunder, and, upon demand after an Event of Default has occurred and is continuing, pay rent to the Agent, and the Agent shall not be responsible under such Lease for matters arising prior to the Agent becoming lessor thereunder; provided that the Agent shall not become lessor or obligated as lessor under any such Leases unless and until it shall have been directed by the Required Lenders (as defined in the Loan Agreement) to do so, or it shall elect in writing to do so.

3. Use of the Real Property. The Mortgagor agrees that it shall not (a) permit the public to use any portion of the Real Property in any manner that could reasonably be expected to impair the Mortgagor’s title to such property, or to make possible any claim of easement by prescription or of implied dedication to public use, provided Mortgagor has actual knowledge of such use; (b) institute or acquiesce in any proceeding to change the zoning classification of the Real Property, nor shall the Mortgagor change the use of the Mortgaged Property in any material way, without the consent of the Required Lenders (as defined in the Loan Agreement), which consent shall not be unreasonably withheld; and (c) permit any material legal or economic waste to occur with respect to the Mortgaged Property.

4. Insurance. Subject to Section 10.1 of the Loan Agreement, the Mortgagor shall, at its sole expense, obtain for, deliver to, assign to and maintain for the benefit of the Agent, until the Obligations Secured are paid in full, insurance policies relating to the Mortgaged Property as specified in the Loan Agreement. Prior to an Event of Default, use of insurance proceeds shall be governed by Sections 10.1 and 6.2.3 of the Loan Agreement. Each such policy shall name the Agent as additional insured or loss payee, as applicable, under a standard mortgage endorsement. If an Event of Default exists and is continuing, and the Agent has given notice to the Mortgagor that the Agent intends to exercise its rights under this Section 4, then the Agent shall be entitled to (a) adjust any casualty loss and (b) apply the proceeds thereof as provided in Section 8 of this Mortgage.

5. Real Property Taxes. The Mortgagor covenants and agrees to pay before delinquent all real property taxes, assessments, ground rent, if any, water and sewer rents, fees and charges, levies, permit, inspection and license fees and other dues, charges or impositions, including all charges and license fees for the use of vaults, chutes and similar areas adjoining the Land, maintenance and similar charges and charges for utility services, in each instance whether now or in the future, directly or indirectly, levied, assessed or imposed on the Premises or the Mortgagor and whether levied, assessed or imposed as excise, privilege or property taxes; provided that the foregoing shall not require the Mortgagor to pay any of the foregoing so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves with respect thereto in accordance with GAAP.

6. Condemnation Awards. Subject to the terms of the Loan Agreement, the Mortgagor assigns to the Agent, as additional security, all awards of damage resulting from condemnation proceedings or the taking of or injury to the Real Property for public use (“Eminent Domain Proceedings”). If an Event of Default exists and is continuing and the Agent has given notice to the Mortgagor that the Agent intends to exercise its rights under this Section 6, then the Agent shall be entitled to (a) participate in and/or direct (at the sole discretion of the Required Lenders (as defined in the Loan Agreement)) any Eminent Domain Proceedings and (b) apply the proceeds thereof as provided in Section 8 of this Mortgage.

7. Remedies. Subject to the provisions of the Loan Agreement, upon the occurrence and during the continuance of an Event of Default, including a failure to perform or observe any of the covenants set forth in this Mortgage that is not cured within any applicable cure period, in addition to any rights and remedies provided for in the Loan Agreement or other Loan Document, if and to the extent permitted by applicable law, the following provisions shall apply:

(a) Agent’s Power of Enforcement. The Agent may immediately foreclose this Mortgage by judicial action or advertisement and thereafter sell, all or any portion of the Mortgaged Property. Mortgagor acknowledges that the power of sale granted in this Mortgage may be exercised by Agent without prior judicial hearing. The court in which any proceeding is pending for the purpose of foreclosure of this Mortgage may, at once or at any time thereafter, either before or after sale, without notice and without requiring bond, and without regard to the solvency or insolvency of any person liable for payment of the Obligations Secured, and without regard to the then value of the Mortgaged Property or the occupancy thereof as a homestead, apply for the appointment of a receiver in accordance with Minn. Stat. Sec. 559.17 and Sec. 576.25 (the provisions for the appointment of a receiver and assignment of rents being an express condition upon which the loans and other financial accommodations hereby secured are made) for the benefit of the Secured Parties, with, to the extent permitted under Minn. Stat. Sec. 576.25, subd. 5, power to collect the Rents, due and to become due, during such foreclosure suit and the full statutory period of redemption notwithstanding any redemption. The receiver, out of the Rents when collected, after applying the Rents in the order set forth in Minn. Stat. Sec. 576.25 subd. 5 may pay any part of the Obligations Secured or any deficiency decree entered in such foreclosure proceeding. Upon or at any time after the filing of a suit to foreclose this Mortgage, the court in which such suit is filed shall have full power to enter an order placing the mortgagee-in -possession or its designee of the Real Property with the same power granted to a receiver pursuant to this clause (a) and with all other rights and privileges of a mortgagee-in-possession under applicable law.

(b) Agent’s Right to Enter and Take Possession, Operate and Apply Income. The Agent shall, at the direction of Required Lenders (as defined in the Loan Agreement) or at its option, have the right, acting through its agents or attorneys or a receiver, with process of law, to enter upon and take possession of the Real Property, to expel and remove any persons, goods or chattels occupying or upon the same, to collect or receive all the Rents, to manage and control the Real Property, to lease the Real Property or any part thereof, from time to time, and, after deducting all reasonable attorneys’ fees and expenses of outside counsel, and all reasonable expenses incurred in the protection, care, maintenance, management and operation of the Real Property, to distribute and apply the remaining net income in such order and to such of the Obligations Secured in accordance with the Loan Agreement or any deficiency decree entered in any foreclosure proceeding.

(c) Foreclosure by Power of Sale. Agent may foreclose this Mortgage by action or advertisement, and Mortgagor hereby authorizes Agent to do so, power being herein expressly granted to sell the Mortgaged Property at public auction without any prior hearing or notice thereof and to convey the same to the purchaser, in fee simple, pursuant to the statutes of Minnesota in such case made and provided, and out of the proceeds arising from such sale, to pay all indebtedness secured hereby with interest, and all legal costs and charges of such foreclosure and attorneys’ fees permitted by law, which costs, charges and fees Mortgagor agrees to pay. In the event of a sale under this Mortgage, whether by virtue of judicial proceedings or advertisement or otherwise, the Mortgaged Property may, at the option of Agent, be sold as an entirety or in such other manner and order as Agent in its sole discretion may elect. Mortgagor acknowledges that the power of sale granted in this Mortgage may be exercised by Agent without prior judicial hearing.

(d) Exercise of Rights Under the Code. The Agent shall, at its option exercise all of the rights and remedies of a secured party provided by the Code including the right to proceed, in whatever order it chooses, against any items of Fixtures and personal property included in the Mortgaged Property or the proceeds thereof under the Minnesota Uniform Commercial Code provisions governing default as to any such property which may be included in the Mortgaged Property separately from the Land and improvements included therein, or to proceed as to all of the Mortgaged Property in accordance with its rights and remedies with respect to said Land and improvements. If Agent should elect to proceed separately as to such Fixtures and personal property, the Mortgagor agrees to make such Fixtures and personal property available to Agent at a place or places acceptable to Agent, and if any notification of intended disposition of any of such Fixtures and personal property is required by law, such notification shall be deemed reasonably and properly given if mailed at least ten (10) days before such disposition in the manner below provided.

8. Application of the Rents or Proceeds from Foreclosure or Sale. All proceeds of any foreclosure of this Mortgage by judicial action or, to the extent permitted by applicable law, any sale of the Mortgaged Property by advertisement shall (and any decree for sale in the event of a foreclosure by judicial action shall provide that such proceeds shall) be applied as follows:

(i) to the payment of all reasonable fees of any receiver approved by court;

(ii) to the payment of all tenant security deposits then owing to any tenant under any Lease pursuant to the provisions of Minn. Stat. Sec. 504B.178;

(iii) to the payment of all prior real estate taxes and special assessments with respect to the Mortgaged Property, or if this Mortgage requires periodic escrow payments for such taxes and assessments, to the escrow payments then due;

(iv) to the payment of all premiums then due for the insurance required by the provisions of this Mortgage, or if this Mortgage requires periodic escrow payments for such premiums, to the escrow payments then due;

(v) to the payment of costs incurred in normal maintenance and operation of the Mortgaged Property;

(vi) if received prior to any foreclosure sale of the Mortgaged Property, to Collateral Control Agent for the payment of the secured obligations secured by this Mortgage, but no such payment made after the acceleration of all or any of the secured obligations secured by this Mortgage shall affect such acceleration; and

(vii) if received during or with respect to the period of redemption after a foreclosure sale of the Mortgaged Property:

(A) if the purchaser at the foreclosure sale is not Agent, first to Agent to the extent of any deficiency of the sale proceeds to repay the secured obligations secured by this Mortgage, second to the purchaser as a credit to the redemption price, but if the Mortgaged Property is not redeemed, then to the purchaser of the Mortgaged Property; and

(B) if the purchaser at the foreclosure sale is Agent, to Agent to the extent of any deficiency of the sale proceeds to repay the secured obligations secured by this Mortgage and the balance to be retained by Collateral Control Agent as a credit to the redemption price, but if the Mortgaged Property is not redeemed, then to Collateral Control Agent, whether or not such deficiency exists.

The rights and powers of Agent under this Mortgage and the application of rents and revenues shall continue until the expiration of the redemption period from any foreclosure sale, whether or not any deficiency remains after a foreclosure. The Mortgagor shall remain liable for any deficiency to the extent provided in the documents that create the Obligations Secured.

9. Cumulative Remedies; Delay or Omission Not a Waiver. No remedy or right of the Agent shall be exclusive of, but shall be in addition to, every other remedy or right now or hereafter existing at law or in equity. No delay in the exercise or omission to exercise any remedy or right available during the existence of any Event of Default shall impair any such remedy or right or be construed to be a waiver of such Event of Default or acquiescence therein, nor shall it affect any subsequent Event of Default of the same or different nature. To the extent permitted by applicable law, every such remedy or right may be exercised concurrently or independently and when and as often as may be deemed expedient by the Agent.

10. Agent’s Remedies against Multiple Parcels. If more than one property, lot or parcel is covered by this Mortgage, and this Mortgage is foreclosed upon or judgment is entered upon any Obligations Secured, execution may be made upon any one or more of the properties, lots or parcels and not upon the others, or upon all of such properties or parcels, either together or separately, and at different times or at the same time, and execution sales or sales by advertisement may likewise be conducted separately or concurrently, in each case at the election of the Required Lenders (as defined in the Loan Agreement).

11. No Merger. In the event of a foreclosure of this Mortgage or any other mortgage or trust deed securing the Obligations Secured, the Obligations Secured then due shall, at the option of the Required Lenders (as defined in the Loan Agreement), not be merged into any decree of foreclosure entered by the court, and the Agent may concurrently or subsequently seek to foreclose one or more mortgages or deeds of trust that also secure the Obligations Secured.

12. Notices. All notices and other communications hereunder shall be in writing and shall be given in the manner, within the time periods and to the applicable address identified in the Loan Agreement.

13. Governing Law. This Mortgage shall be construed, governed and enforced in accordance with the laws of the State. Wherever possible, each provision of this Mortgage shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Mortgage shall be prohibited by or invalid under applicable law, such provision shall be effective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Mortgage.

14. Satisfaction of Mortgage. Upon full payment and performance of all the Obligations Secured, or upon satisfaction of the conditions set forth in the Loan Agreement for release of the Mortgaged Property from this Mortgage, then the Agent shall, promptly upon request of the Mortgagor, execute and deliver to the Mortgagor a satisfaction of mortgage or reconveyance of the Mortgaged Property reasonably acceptable to the Mortgagor.

15. Successors and Assigns Included in Parties; Third Party Beneficiaries. This Mortgage shall be binding upon the parties hereto and upon the successors, assigns and vendees of the Mortgagor and shall inure to the benefit of the parties hereto and their respective successors and assigns; all references herein to the Mortgagor and to the Agent shall be deemed to include their respective successors and assigns. The Mortgagor’s successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for the Mortgagor. Wherever used herein, the singular number shall include the plural, the plural shall include the singular, and the use of any gender shall be applicable to all genders. The Secured Parties shall be third party beneficiaries of the Mortgagor’s representations, warranties, covenants and agreements hereunder.

16. WAIVER OF APPRAISEMENT, VALUATION, STAY, EXTENSION AND REDEMPTION LAWS. The Mortgagor agrees, to the full extent permitted by law, that neither the Mortgagor nor anyone claiming through or under it shall set up, claim or seek to take advantage of any appraisement, valuation, stay, homestead or extension law, whether now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Mortgage or the absolute sale of the Mortgaged Property or the final and absolute putting into possession thereof, immediately after such sale, of the purchaser thereof; and the Mortgagor, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may lawfully so do, the benefit of all such laws and any right to have the assets comprising the Mortgaged Property marshaled upon any foreclosure of the lien hereof and agrees that the Agent or any court having jurisdiction to foreclose such lien may sell the Mortgaged Property in part or as an entirety. To the full extent permitted by law, the Mortgagor irrevocably waives all statutory or other rights of redemption from sale under any order or decree of foreclosure of this Mortgage, on its own behalf and on behalf of each and every person acquiring any interest in or title to the Mortgaged Property subsequent to the date hereof. The Mortgagor further waives, to the full extent it may lawfully do so, all statutory and other rights in its favor, limiting concurrent actions to foreclose this Mortgage and the exercise of other rights with respect to the Obligations Secured, including any right vested in the Mortgagor or any affiliate to limit the right of the Agent to pursue or commence concurrent actions against the Mortgagor or any such affiliate or any property owned by any one or more of them.

17. Interpretation with Other Documents. Notwithstanding anything in this Mortgage to the contrary, in the event of a conflict or inconsistency between this Mortgage and the Loan Agreement, the provisions of the Loan Agreement will govern.

18. Future Advances. This Mortgage is given for the purpose of securing loan advances and other financial accommodations that any Secured Party may make to or for the benefit of the Mortgagor pursuant and subject to the terms and provisions of the Loan Agreement or any other document evidencing or relating to any Obligations Secured. The parties hereto intend that, in addition to any other debt or obligation secured hereby, this Mortgage shall secure unpaid balances of loan advances and other financial accommodations made after this Mortgage is delivered to the office in which mortgages are recorded in the County, whether made pursuant to an obligation of a Secured Party or otherwise, and in such event, such advances shall be secured to the same extent as if such future advances were made on the date hereof, although there may be no advance made at the time of execution hereof, although there may be no indebtedness outstanding at the time any advance is made and although such advances may from time to time be repaid to a zero balance and thereafter readvanced.

19. Changes. Neither this Mortgage nor any term hereof may be changed, waived, discharged or terminated orally, or by any action or inaction, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. To the extent permitted by law, any agreement hereafter made by the Mortgagor and the Agent relating to this Mortgage shall be superior to the rights of the holder of any intervening lien or encumbrance.

20. CONSENT TO JURISDICTION; WAIVER OF IMMUNITIES.

(a) The Mortgagor irrevocably (i) submits to the jurisdiction of any state or federal court sitting in the State, or in such other location as may be specified in the Loan Agreement, in any action or proceeding arising out of or relating to this Mortgage, and the Mortgagor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in any state or federal court sitting in the State or in such other location as may be specified in the Loan Agreement.

(b) The provisions of the Loan Agreement contained in Sections 14.14 and 14.15 thereof are hereby incorporated by reference as if set out in their entirety in this Mortgage.

(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THE ENFORCEMENT OF OR REALIZATION UPON THE LIEN OF THIS MORTGAGE MAY BE BROUGHT IN THE COURTS OF THE STATE OR OF THE COURTS OF THE UNITED STATES HAVING IN REM JURISDICTION OVER THE MORTGAGED PROPERTY, AND BY EXECUTION AND DELIVERY OF THIS MORTGAGE, MORTGAGOR CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE MORTGAGOR IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS MORTGAGE OR ANY DOCUMENT RELATED HERETO. THE MORTGAGOR WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF THE STATE.

(c) THE MORTGAGOR WAIVES ITS RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS MORTGAGE, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE AGENT OR ANY SECURED PARTY AGAINST ANY OTHER PARTY, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE MORTGAGOR AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE MORTGAGOR FURTHER AGREES THAT ITS RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS MORTGAGE OR ANY OTHER RELEVANT DOCUMENT OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS INSTRUMENT AND THE OTHER RELEVANT DOCUMENTS.

(e) To the extent that the Mortgagor has or hereafter may acquire any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Mortgagor hereby irrevocably waives such immunity in respect of its obligations under this Mortgage.

21. Time of Essence. Time is of the essence with respect to the provisions of this Mortgage.

22. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Mortgage. In the event an ambiguity or question of intent or interpretation arises, this Mortgage shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Mortgage.

23. Agent’s Right to Appear. After the occurrence of an Event of Default, or in any situation where the Agent or the Required Lenders reasonably determine that the Mortgagor’s action is not protective of the interest of the Agent in the Mortgaged Property, Agent shall have the right to appear in and defend any legal proceeding brought regarding the Mortgaged Property and to bring any legal proceeding, in the name and on behalf of the Mortgagor or in the Agent’s name, that the Required Lenders (as defined in the Loan Agreement), in their sole discretion, determine is necessary to be brought to protect the Secured Parties’ interest in the Mortgaged Property, as long as Agent provided Mortgagor fifteen (15) days prior written notice of its intent to bring such proceeding, except in the event of an emergency, in which case no prior notice shall be required (but Agent shall promptly thereafter notify Mortgagor of the bringing of such proceeding). Nothing herein is intended to prohibit Mortgagor from bringing or defending any suit relating to the Mortgaged Property.

24. No Liability of Secured Parties. Notwithstanding anything to the contrary contained in this Mortgage, this Mortgage is only intended as security for the Obligations Secured and the Secured Parties shall not be obligated to perform or discharge, and do not hereby undertake to perform or discharge, any obligation, duty or liability of the Mortgagor with respect to any of the Mortgaged Property. Unless and until a Secured Party takes title or possession of the Mortgaged Property, either through foreclosure, the taking of a deed in lieu thereof or otherwise, no Secured Party shall be responsible or liable for the control, care, management or repair of the Mortgaged Property or for any negligence in the management, operation, upkeep, repair or control of the Mortgaged Property resulting in loss or injury or death to any licensee, employee, tenant or stranger or other person. The Mortgagor agrees to indemnify and hold harmless the Secured Parties from and against all loss, cost and liability incurred by the Mortgagor in connection with any of the foregoing that are not the responsibility of the Secured Parties in accordance with this Section; provided that the Mortgagor shall not be liable for such indemnification to any Secured Party to the extent that resulting from such Secured Party’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final, non-appealable order.

25. Indemnity. Mortgagor unconditionally agrees to forever indemnify, defend and hold harmless, and covenants not to sue for any claim for contribution against, each Secured Party and their respective directors, officers, employees, trustees, agents, financial advisors, consultants, affiliates and controlling persons (each such person, an “Indemnitee”) for any damages, costs, loss or expense, including response, remedial or removal costs and all fees and disbursements of counsel for any such Indemnitee, arising out of any of the following: (i) any presence, release, threatened release or disposal of any Hazardous Material by Mortgagor or any subsidiary of Mortgagor or otherwise occurring on or with respect to the Mortgaged Property, (ii) the operation or violation of any Environmental Law by Mortgagor or any subsidiary of Mortgagor or otherwise occurring on or with respect to the Mortgaged Property, (iii) any claim for personal injury, property damage related to Mortgagor or any subsidiary of Mortgagor or otherwise occurring on or with respect to the Mortgaged Property, (iv) any claim for actual or threatened injury to, destruction of or loss of natural resources in connection with Mortgagor or any subsidiary of Mortgagor or otherwise occurring on or with respect to the Mortgaged Property and (v) the inaccuracy or breach of any environmental representation, warranty or covenant by Mortgagor made herein or in any other Loan Document (as defined in the Loan Agreement) evidencing or securing any obligation under the Loan Documents or setting forth terms and conditions applicable thereto or otherwise relating thereto. The foregoing indemnity shall survive the termination of this Mortgage and shall remain in force beyond the expiration of any applicable statute of limitations and payment or satisfaction in full of any single claim thereunder.

26. Variable Interest Rate. The Obligations Secured include obligations that bear interest at rates that vary from time to time, as provided in the Loan Agreement and the other documents relating to the Obligations Secured.

27. Regarding the Loan.

(a) The Obligations Secured constitute a business loan under the laws of the State and include obligations that bear interest at rates that vary from time to time, as provided in the Loan Agreement and the other Loan Documents.

(b) To the extent that this Mortgage secures future advances, the amount of such advances is not currently known. The acceptance of this Mortgage by Agent confirms that Agent is aware of the provisions of Minnesota Statutes §287.05, subd. 5, and intends to comply with the requirements contained therein.

28. Non-Agricultural Use. Mortgagor represents and warrants that as of the date of this Mortgage the Mortgaged Property is not in agricultural use as defined in Minnesota Statutes § 40A.02, Subd. 3, and is not used for agricultural purposes.

29. Interest Upon Redemption. In the event the Mortgaged Property is redeemed in accordance with applicable law, Agent shall be entitled to collect from the redeeming party, at the time of redemption, interest during the redemption period at the maximum amount and rate permitted by Minnesota law, together with all other amounts permitted to be collected under applicable law.

30. Definition Of Indebtedness. Except for principal of, and interest on, the Obligations Secured, the term “Obligations Secured”, as defined above does not include any amount which is not exempt from the mortgage registry tax pursuant to Minnesota Statutes § 287.05, Subd. 4, or otherwise, and does not include accrued interest which, in accordance with the instruments evidencing the Obligations Secured, is added to and becomes a part of the unpaid principal balance.

IN WITNESS WHEREOF, this instrument is executed as of the day and year first above written by the individual identified below on behalf of the Mortgagor (and said individual hereby represents that s/he possesses full power and authority to execute and deliver this instrument).

THE MORTGAGOR HEREBY DECLARES AND ACKNOWLEDGES THAT THE MORTGAGOR HAS RECEIVED, WITHOUT CHARGE, A TRUE COPY OF THIS MORTGAGE.

GREEN PLAINS OTTER TAIL LLC, a Delaware limited liability company

By:	/s/ Michelle Mapes
Name:	Michelle Mapes
Title:	EVP-General Counsel & Corporate Secretary

STATE OF	)
	)	SS.
COUNTY OF	)

On this            day of June, 2014 before me appeared Michelle Mapes ,to me personally known, who, being by me duly sworn, did say that s/he is the EVP-General Counsel & Corporate Secretary of GREEN PLAINS OTTER TAIL LLC, a Delaware limited liability company, and that the foregoing instrument was signed on behalf of such company, pursuant to due authority, properly exercised, and s/he acknowledged such instrument to be the free act and deed of such company.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid, the day and year first above written.

Notary Public

My term expires:

Exhibit A

Legal Description

All that part of the W 1/2 of Section 20, Township 133 North, Range 43 West of the Fifth Principal Meridian, situate in the County of Otter Tail and the State of Minnesota, lying South of the Railroad Right-of-Way, EXCEPT the following described tracts of land:

1. The tract described as follows: That part of the SW 1/4 of Section 20, Township 133, Range 43, described as follows: Commencing at the Southwest corner of said Section 20; thence on an assumed bearing of East along the South line of said Section 20 a distance of 312.35 feet to the point of beginning of the land to be described; thence North 00 degrees 08 minutes 29 seconds East a distance of 318.00 feet; thence on a bearing of East a distance of 180.00 feet; thence South 00 degrees 08 minutes 29 seconds West a distance of 318.00 feet to said South line of Section 20; thence on a bearing West along said South line of Section 20, a distance of 180.00 feet to the point of beginning.

2. All that part of the following-described tract: The E 1/2 of the W 1/2 of Section 20, Township 133, Range 43, except railroad right of way; which lies Easterly of a line run parallel with and distant 100.00 feet westerly of the following-described line: Beginning at a point on the North line of said Section 20, distant 99.15 feet East of the North Quarter corner thereof; thence run southerly to a point on the South line of said Section 20, 96.10 feet East of the South Quarter corner thereof, and there terminating; together with all that part of the above-described tract adjoining and westerly of the above-described strip and easterly of the following-described line: From a point on the above-described line, distant 1,077.80 feet North of the South line of said Section 20, run westerly at right angles with said above- described line for 100.0 feet to the point of beginning of the line to be described; thence run southwesterly to a point which is distant 110.0 feet westerly (measured at right angles) from a point on the above-described line, distant 977,80 feet North of the South line of said Section 20 (when measured along the above-described line); thence run southerly and parallel with said above-described line to the northeasterly boundary line of the railroad running in a southeasterly and northwesterly direction over and across the above-described tract; in addition to the existing highway.

Abstract Property

PARCEL NUMBER: 26000200128000

Exhibit B

Legal Description and Market Value of Properties Located Outside the State of Minnesota

Nebraska Property:

Merrick County (Market Value = $140,000,000):

A tract of land located in part of the South Half and all of Tax Lot One (1) in Section 11, Township 13 North, Range 6 West of the 6th P.M., Merrick County, Nebraska, and more particularly described as follows:

Commencing at the center of Section 11; thence on an assumed bearing of S00°00’00”W upon and along the West line of the Southeast Quarter a distance of 50.00 feet to the South Right-of-Way (R.O.W.) line of Hord Lake Road, said point also being the Point of Beginning; thence S00°00’00”W upon and along said West line a distance of 5.00 feet; thence S89°08’56”E upon and along said South R.O. W. line a distance of 1349.09 feet to the West line of Tax Lot 1; thence N00°58’54”E upon and along said West line of Tax Lot 1 a distance of 14.64 feet to the northwest corner of said Tax Lot 1; thence S89°07’20”E upon and along the North line of said Tax Lot 1, said line also being said South R.O.W. line a distance of 260.55 feet to the northeast corner of said Tax Lot 1; thence S00°19’29”W upon and along the East line of said Tax Lot 1 a distance of 316.00 feet to the southeast comer of said Tax Lot 1; thence N89°03’23”W upon and along the South line of said Tax Lot 1 a distance of 260.00 feet to the southwest corner of said Tax Lot 1; thence N89°52’11”W a distance of 11.02 feet; thence S00°34’25”W a distance of 749.87 feet; thence N89°06’32”W a distance of 1192.10 feet to the easterly R.O.W. line of Union Pacific Railroad; thence N38°25’26”W upon and along said Railroad R.O.W. line a distance of 221.21 feet to a point on said West line of the Southeast Quarter; thence N38°18’13”W upon and along said Railroad R.O.W. line a distance of 479.98 feet; thence N51°42’35”E upon and along said Railroad R.O.W. a distance of 100.00 feet; thence N38°17’31”W upon and along said easterly Railroad R.O.W. line a distance of 578.18 feet to a point on said South R.O.W. line of Hord Lake Road; thence S89°10’16”E upon and along said South R.O.W. line a distance of 577.37 feet to the Point of Beginning.

Said tract is also known as and has been formerly described as:

A tract of land comprising a part of the Southwest Quarter, part of the Southeast Quarter and all of Tax Lot One (1) in Section 11, Township 13 North, Range 6 West of the 6th P.M., Merrick County, Nebraska, and more particularly described as follows:

First to ascertain the actual point of beginning, start at the northwest corner of said Southeast Quarter; thence southerly along and upon the West line of said Southeast Quarter for a distance of 50.00 feet to the Point of Beginning; thence continuing southerly along and upon the West line of said Southeast Quarter for a distance of 5.00 feet; thence deflecting left 89°09’16” and running easterly along and upon the South line of deeded road right-of-way for a distance of 1348.94 feet; thence deflecting left 90°39’34” and running northerly along and upon the West line of Tax Lot 1 for a distance of 15.00 feet to the northwest corner of said Tax Lot 1; thence easterly along and upon the South line of deeded road right-of-way also being the North line of said Tax Lot 1 for a distance of 260.00 feet; thence southerly along and upon the East line of said Tax Lot 1 for a distance of 316.00 feet; thence westerly along and upon the South line of said Tax Lot 1 and extending for a total distance of 271.00 feet; thence deflecting left 90°10’06” and running southerly for a distance of 749.87 feet; thence deflecting right 90°16’40” and running westerly for a distance of 1191.96 feet to a point on the northeast right-of-way line of the Union Pacific Railroad; thence northwesterly along and upon the northeast right-of-way line of said Union Pacific Railroad for a distance of 701.92 feet; thence northeasterly along and upon the northeast right-of-way line of said Union Pacific Railroad for a distance of 100.00 feet; thence northwesterly along and upon the northeast right-of-way line of said Union Pacific Railroad for a distance of 578.10 feet to a point on the South right-of-way line of deeded road; thence easterly along and upon the South right-of-way line of deeded road for a distance of 577.31 feet to the Point of Beginning.

Valley County (Market Value = $75,900,000):

Tract A: A tract of land located in part of the Southwest Quarter of Section 33, Township 19 North, Range 13 West of the 6th P.M., Valley County, Nebraska, and more particularly described as follows:

Commencing at the Southeast corner of the Southwest Quarter of Section 33, said point also being the Point of Beginning; thence on an assumed bearing of N89°28’11”W a distance of 171.93 feet to the northerly railroad right-of-way line of Union Pacific Railroad; thence N53°03’31”W upon and along said northerly railroad right-of-way a distance of 2749.86 feet; thence N00°01’17”W a distance of 1006.05 feet to the North line of said Southwest Quarter; thence S89°50’02”E upon and along said North line a distance of 2252.02 feet; thence S15°01’24”E a distance of 49.27 feet to a point of curvature; thence around a curve in a counterclockwise direction, having a delta angle of 62°06’54”, a radius of 175.00 feet, and a chord bearing of S45°33’57”E a chord distance of 180.56 feet to the East line of said Southwest Quarter; thence S00°32’42”W upon and along said East line a distance of 2479.89 feet to the Point of Beginning.

Said tract is also known and described as:

2

A tract of land located in part of the Southwest Quarter of Section 33, Township 19 North, Range 13 West of the 6th P.M., Valley County, Nebraska described as follows:

Point of Beginning at the Southeast corner of the Southwest Quarter of said Section 33; thence N89°34’32”W on the South line of the said Southwest Quarter a distance of 172.06 feet to a point on the northeasterly right-of-way line of the Union Pacific Railroad; thence N53°09’52”W on said right-of-way line a distance of 2750.00 feet; thence N00°06’44”W a distance of 1006.08 feet to a point on the North line of the said Southwest Quarter, said point also being 272.36 feet East of the West Quarter corner of said section; thence S89°55’33”E on the said North line a distance of 2252.07 feet to a point on the westerly right-of-way line of the North Loup River Public Power and Irrigation District Canal; thence S15°09’33”E on said canal right-of-way a distance of 49.30 feet to a point of curvature; thence continuing southeasterly on said canal right-of-way line on a 175.00 foot radius curve to the left a distance of 190.03 feet, chord bearing of S45°40’18”E and a chord distance of 180.85 feet to a point on the East line of the said Southwest Quarter; thence S00°26’46”W on the said East line a distance of 2479.26 feet to the Point of Beginning

Tract B: A tract of land located in part of the Southeast Quarter of Section 33, Township 19 North, Range 13 West of the 6th P.M., Valley County, Nebraska, and more particularly described as follows:

Commencing at the Southwest corner of the Southeast Quarter of Section 33, said point also being the Point of Beginning; thence on an assumed bearing of N00°32’59”E upon and along the West line of said Southeast Quarter a distance of 2475.82 feet; thence S88°17’01”E a distance of 326.40 feet; thence N01°42’59”E a distance of 25.00 feet; thence S88°17’01 ”E a distance of 620.10 feet to a point of curvature; thence around a curve in a clockwise direction, having a delta angle of 90°00’00”, a radius of 269.62 feet, and a chord bearing of S43°17’01”E a chord distance of 381.30 feet; thence S01°42’59”W a distance of 2199.10 feet to a point on the South line of said Southeast Quarter; thence N89°50’09”W upon and along said South line a distance of 1166.14 feet to the Point of Beginning.

Said tract is also known and described as:

A tract of land located in part of the Southeast Quarter of Section 33, Township 19 North, Range 13 West of the 6th P.M., Valley County, Nebraska described as follows:

Beginning at the Southwest corner of the Southeast Quarter of said Section 33; thence N00°26’46”E along the West line of the Southeast Quarter a distance of 2475.82 feet to a point on the southern line of the North Loup River Public Power and Irrigation District Canal right-of-way; thence along said canal right-of-way S88°23’14”E a distance of

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326.40 feet; thence N01°36’46”E a distance of 25.00 feet; thence S88°23’14”E a distance of 620.10 feet to a point of curvature; thence continuing southeasterly on a 269.62 foot radius to the right, a distance of 423.52 feet, chord bearing of S43°23’14”E and chord distance of 381.30 feet; thence S01°36’46”W a distance of 2199.10 feet to a point on the South line of the Southeast Quarter of Section 33; thence N89°56’22”W along the South line of the Southeast Quarter a distance of 1166.14 feet to the point of beginning.

Holt County (Market Value = $60,000,000):

Tract 1:

Beginning at the Southwest corner of the Northeast Quarter of Section 4, Township 29 North, Range 14 West of the 6th P.M., Holt County, Nebraska, and assuming the West line of said Northeast Quarter has a bearing of South 00 degrees 04 minutes 33 seconds East; thence North 89 degrees 33 minutes 28 seconds East along the South line of said Northeast Quarter, 1,312.51 feet; thence North 00 degrees 59 minutes 49 seconds West, 694.43 feet; thence North 89 degrees 00 minutes 11 seconds East, 539.97 feet; thence North 00 degrees 59 minutes 49 seconds West, 635.59 feet, to the Southwesterly right of way line of the Cowboy Trail; thence North 51 degrees 52 minutes 31 seconds West along said Southwest right of way, 732.65 feet; thence South 38 degrees 07 minutes 29 seconds West, 200.00 feet; thence North 51 degrees 52 minutes 31 seconds West, 200.00 feet; thence North 38 degrees 07 minutes 29 seconds East, 200.00 feet to said Southwest right of way line of the Cowboy Trail; thence South 89 degrees 54 minutes 11 seconds West, 1,073.08 feet, to a point 25.00 feet East of said West line of the Northeast Quarter of Section 4; thence North 00 degrees 04 minutes 33 seconds West, parallel with said West line, 776.67 feet to the North line of said Northeast Quarter; thence South 89 degrees 16 minutes 37 seconds West along said North line 25.00 feet to the North Quarter corner of said Section 4; thence South 89 degrees 32 minutes 36 seconds West along the North line of the Northwest Quarter of said Section 4, 35.05 feet; thence South 00 degrees 04 minutes 33 seconds East, parallel with said West line of the Northeast Quarter 2,699.74 feet to the South line of said Northwest Quarter; thence North 89 degrees 32 minutes 57 seconds East along said South line, 35.05 feet to the point of beginning.

-And-

A tract of land located in the Northwest Quarter of Section 4, Township 29 North, Range 14 West of the 6th P.M., Holt County, Nebraska, described as follows:

Beginning at a point on the South line of said Northwest Quarter and 35.05 feet West of the Southeast corner of said Northwest Quarter and assuming the South line to have a bearing of South 89 degrees 30 minutes 01 seconds West; thence North 00 degrees 04 minutes 33 seconds West and parallel with the East line of said Northwest Quarter,

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200.00 feet; thence South 89 degrees 30 minutes 01 seconds West and parallel with the South line of the said Northwest Quarter, 900.00 feet; thence South 00 degrees 04 minutes 33 seconds East to a point on the South line of said Northwest Quarter 200.00 feet; thence North 89 degrees 30 minutes 01 seconds East on the South line of said Northwest Quarter 900.00 feet to the point of beginning.

Tract 2:

A tract of land located on the Northeast Quarter of the Southwest Quarter of Section 25, Township 29 North, Range 12 west of the 6th P.M., Holt County, Nebraska, described as follows:

Beginning at a point that is 421.95 feet South of the Northeast corner of the Southwest Quarter of said Section 25; thence continuing South on the Quarter Section line a distance of 309.60 feet; thence Right 99 degrees 35 minutes, a distance of 1,336.60 feet, along the Northerly right of way of the Chicago and Northwestern Railroad; thence Right 80 degrees 31 minutes, a distance of 380.20 feet, to the Southerly right of way of Highway 20; thence Right 89 degrees 37 minutes, a distance of 735.90 feet; thence right 90 degrees 17 minutes, a distance of 300.00 feet; thence Left 90 degrees 17 minutes, a distance of 580.80 feet to the point of beginning.

Iowa Property (Market Value = $89,700,000):

Parcel “A” of Parcel 2 of the South Half (S1/2) of Lot 6 of the North Half of the Northeast Quarter (N1/2NE1/4) and South Half of the Northeast Quarter (S1/2NE1/4) of Section 25, Township 69 North, Range 40 West of the 5th PM, as shown by Plat of Survey filed January 16, 2006 and recorded in Book 12, Page 45, of the Fremont County, Iowa records; AND

Parcel “B” of the East Half (E1/2) of Lot 5 of the North Half of the Northeast Quarter (N1/2NE1/4) of Section 25, Township 69 North, Range 40 West of the 5th PM, as shown by Plat of Survey filed January 16, 2006 and recorded in Book 12, Page 45, of the Fremont County, Iowa records; AND

Parcel “C” of the East Half (E1/2) of Lot 5 of the North Half of the Northeast Quarter (N1/2NE1/4) of Section 25, Township 69 North, Range 40 West of the 5th PM, as shown by Plat of Survey filed July 19, 2006 and recorded in Book 2006, Page 1183, of the Fremont County, Iowa records; AND

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The North 1/2 of the Northwest 1/4 of Section 25, Township 69 North, Range 40 West of the 5th PM, Fremont County, Iowa, and the West 1/2 of Lot 5 of the North 1/2 of the Northeast 1/4 of Said Section 25, as shown by Plat of Survey filed January 16, 2006 and recorded in Book 12, Page 44, of the Fremont County, Iowa records. NOTE: This Plat of Survey references and includes Parcel “A” and Parcel “B” in the legal description contained in said Plat of Survey.

Parcel No. 500500044000000 (PARCEL B LT 5 SUB N 1/2 NE & PARCEL A LYG IN PARCEL 2 W 1/2 NE & N 1/2 NW &...)

Parcel No. 500500044010000 (PHASE 2 ALGAE *** PAR B LT 5 SUB N 1/2 NE & PAR A LYG IN PAR 2 W 1/2 NW & W...)

Parcel No. 500500045000000 (PARCEL C E1/2 LT 5 NW NE)

Parcel No.: 000000000000070 (ASSESSMENT)

Indiana Property (Market Value = $158,000,000):

PARCEL 1:

PART OF SECTION 8, TOWNSHIP 26 NORTH, RANGE 12 EAST, HARRISON TOWNSHIP, WELLS COUNTY, INDIANA, DESCRIBED AS FOLLOWS;

BEGINNING AT THE SOUTHWEST CORNER OF THE NORTHWEST QUARTER OF SAID SECTION 8; THENCE NORTH 00 DEGREES 09 MINUTES 53 SECONDS WEST, (ASSUMED AND THE BASIS FOR THESE BEARINGS), 1488.47 FEET ALONG THE WEST LINE OF SAID NORTHWEST QUARTER TO THE SOUTHERLY RIGHT-OF-WAY LINE OF THE NORFOLK AND SOUTHERN RAILROAD; THENCE NORTH 65 DEGREES 10 MINUTES 45 SECONDS EAST, 2804.95 FEET ALONG SAID SOUTHERLY RIGHT-OF-WAY LINE TO THE NORTH LINE OF SAID NORTHWEST QUARTER; THENCE SOUTH 89 DEGREES 49 MINUTES 48 SECONDS EAST 116.37 FEET ALONG SAID NORTH LINE TO THE NORTHWEST CORNER OF THE NORTHEAST QUARTER OF SAID SECTION 8; THENCE SOUTH 88 DEGREES 46 MINUTES 46 SECONDS EAST, 2227.06 FEET ALONG THE NORTH LINE OF SAID NORTHEAST QUARTER TO THE WESTERLY RIGHT-OF-WAY LINE OF THE NORFOLK AND SOUTHERN RAILROAD; THENCE SOUTH 22 DEGREES 53 MINUTES 10 SECONDS WEST, 3478.34 FEET ALONG SAID WESTERLY RIGHT-OF-WAY LINE; THENCE SOUTH 22 DEGREES 55 MINUTES 15 SECONDS WEST, 2255.13 FEET ALONG SAID WESTERLY RIGHT-OF-WAY LINE TO THE SOUTH LINE OF THE

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SOUTHEAST QUARTER OF SAID SECTION 8; THENCE SOUTH 89 DEGREES 54 MINUTES 33 SECONDS WEST, 8.77 FEET ALONG THE SOUTH LINE OF SAID SOUTHEAST QUARTER TO THE SOUTHEAST CORNER OF THE SOUTHWEST QUARTER OF SAID SECTION 8; THENCE NORTH 90 DEGREES 00 MINUTES 00 SECONDS WEST, 1322.25 FEET ALONG THE SOUTH LINE OF SAID SOUTHWEST QUARTER TO THE SOUTHWEST CORNER OF THE EAST HALF OF SAID SOUTHWEST QUARTER; THENCE NORTH 00 DEGREES 04 MINUTES 08 SECONDS, EAST, 2657.35 FEET ALONG THE WEST LINE OF THE EAST HALF OF SAID SOUTHWEST QUARTER TO THE NORTH LINE OF SAID SOUTHWEST QUARTER; THENCE NORTH 89 DEGREES 44 MINUTES 08 SECONDS WEST, 1325.66 FEET ALONG SAID NORTH LINE TO THE PLACE OF BEGINNING. CONTAINING 346.08 ACRES MORE OR LESS.

PARCEL 2:

Tract 1:

THE NORTHWEST QUARTER OF THE SOUTHWEST QUARTER OF SECTION 8, TOWNSHIP 26 NORTH, RANGE 12 EAST, HARRISON TOWNSHIP, WELLS COUNTY, INDIANA, CONTAINING 40.46 ACRES.

Tract 2:

ALSO: THE SOUTHWEST QUARTER OF THE SOUTHWEST QUARTER OF SECTION 8, TOWNSHIP 26 NORTH, RANGE 12 EAST, HARRISON TOWNSHIP, WELLS COUNTY, INDIANA, CONTAINING 40.40 ACRES. EXCEPTING THEREFROM: PART OF THE SOUTHWEST QUARTER OF SECTION 8, TOWNSHIP 26 NORTH, RANGE 12 EAST, HARRISON TOWNSHIP, WELLS COUNTY, INDIANA, DESCRIBED AS FOLLOWS: BEGINNING AT THE SOUTHWEST CORNER OF SAID SOUTHWEST QUARTER FOUND PER RECORD WITNESS; THENCE NORTHERLY, 527.00 FEET ALONG THE WEST LINE OF SAID SOUTHWEST QUARTER TO A P.K. NAIL; THENCE EASTERLY, DEFLECTING RIGHT 90 DEGREES 00 MINUTES 16 SECONDS, 655.00 FEET PARALLEL WITH THE SOUTH LINE OF SAID SOUTHWEST QUARTER TO A 5/8” REBAR STAKE; THENCE SOUTHERLY, DEFLECTING RIGHT 89 DEGREES 59 MINUTES 44 SECONDS, 527.00 FEET PARALLEL WITH THE WEST LINE OF SAID SOUTHWEST QUARTER TO A PK. NAIL ON THE SOUTH LINE OF SAID SOUTHWEST QUARTER; THENCE WESTERLY, DEFLECTING RIGHT 90 DEGREES 00. MINUTES 16 SECONDS, 655.00 FEET ALONG SAID SOUTH LINE TO THE PLACE OF BEGINNING. CONTAINING 7.92 ACRES.

ALSO EXCEPT THEREFROM FROM THE ABOVE LISTED PARCELS 1 and 2:

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EXCEPT THEREFROM:

A part of the Southwest Quarter of the Southwest Quarter of Section 8, Township 26 North, Range 12 East, Wells County, Indiana, being a part of the land described in Deed Record 145, Page 400, in the Office of the Recorder, Wells County, being that part of the grantors’ land lying within the right of way lines depicted on the attached Right of Way Parcel Plat marked Exhibit “B”, described as follows: Beginning at the southwest corner of said quarter section, designated as point “4” on said plat: thence North 0 degrees 40 minutes 35 seconds West (assumed bearing) 1,488.04 feet along the west line of said section to the southeastern boundary of the Wabash Central, LLC Railway; thence North 64 degrees 40 minutes 03 seconds East 55.02 feet along the southeastern boundary of said Wabash Central, LLC Railway; thence South 0 degrees 40 minutes 35 seconds East 1,504.08 feet to the point designated as “1753” on said plat; thence South 0 degrees 32 minutes 12 seconds East 7.28 feet to the south line of said quarter section; thence South 89 degrees 44 minutes 52 seconds West 49.98 feet along said south line to the point of beginning and containing 1.721 acres, more or less, inclusive of the presently existing right of way which contains 0.995 acres, more or less.

ALSO EXCEPTING THEREFROM:

A part of the Southwest Quarter of the Southwest Quarter of Section 8, Township 26 North, Range 12 East, Wells County, Indiana, being a part of the land described in Deed Record 145, Page 367, in the Office of the Recorder, Wells County, being that part of the grantors’ land lying within the right of way lines depicted on the attached Right of Way Parcel Plat marked Exhibit “B”, described as follows: Beginning at the northwest corner of said quarter section, designated as point “4” on said p1st: thence North 89 degrees 44 minutes 52 seconds East (assumed bearing) 49.98 feet along the north line of said quarter section; thence South 0 degrees 32 minutes 12 seconds East 42.86 feet to the point designated as “1752” on said plat; thence South 0 degrees 30 minutes 51 seconds East 1,288.55 feet to the south line of said quarter quarter section; thence South 89 degrees 35 minutes 42 seconds West 50.00 feet along said south line to the west line of said section; thence North 0 degrees 30 minutes 51 seconds West 1,331.54 feet along said west line to the point of beginning and containing 1.528 acres, more or less, inclusive of the presently existing right of way which contains 0.764 acres, more or less.

ALSO EXCEPTING THEREFROM:

A part of the Southwest Quarter of the Southwest Quarter of Section 8, Township 26 North, Range 12 East, Wells County, Indiana, being a part of the land described in Deed Record 145, Page 367, in the Office of the Recorder, Wells County, being that part of the grantors’ land lying within the right of way lines depicted on the attached Right of Way Parcel Plat marked Exhibit “B”, described as follows: Beginning on the west line of said section North 0 degrees 30 minutes 51 seconds West (assumed bearing) 527.00 feet from

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the southwest corner of said section, said southwest corner designated as point “2” on said plat, which point of beginning is the northwest corner of a tract of land described in Deed Record 141, Page 524, Office of the Recorder of Wells County: thence continuing North 0 degrees 30 minutes 51 seconds West 804.54 feet along the west line of said section to the north line of said quarter quarter section; thence North 89 degrees 35 minutes 42 seconds East 50.00 feet along said north line of said quarter quarter section; thence South 0 degrees 30 minutes 51 seconds East 804.41 feet to the north line of said tract; thence South 89 degrees 26 minutes 32 seconds West 50.00 feet along said north line to the point of beginning and containing 0.923 acres, more or less, inclusive of the presently existing right of way which contains 0.462 acres, more or less.

ALSO EXCEPT THEREFROM:

Part of the Southwest Quarter of the Southwest Quarter of Section 8, Township 26 North, Range 12 East, Wells County, Indiana, being a part of the land described in Deed Record 145, Page 400, In the Office of the Recorder, Wells County, being that part of the grantors’ land lying within the right of way lines depicted on the attached Right of Way Parcel Plat marked Exhibit “B”, described as follows: Commencing at the southwest corner of said quarter section, designated as point “4” on said plat; thence North 89 degrees 44 minutes 52 seconds East (assumed bearing) 49.98 feet along the south line of said quarter section; thence North 0 degrees 32 minutes 12 seconds West 7.28 feet to the point designated as “1753” on said plat; thence North 0 degrees 40 minutes 35 seconds West 1,370.00 feet to the point designated as “1784” on said plat, being the point of beginning of this description: thence continuing North 0 degrees 40 minutes 35 seconds West 134.08 feet to the southeastern boundary of the Wabash Central, LLC Railway; thence North 64 degrees 40 minutes 03 seconds East 2,696.70 feet along the southeastern boundary of said Wabash Central, LLC Railway to the north line of said section; thence South 89 degrees 49 minutes 29 seconds East 92.08 feet along said north line; thence South 64 degrees 39 minutes 44 seconds West 325.60 feet to the point designated as “1783” on said plat; thence South 25 degrees 20 minutes 16 seconds East 30.00 feet to the point designated as “1782” on said plat: thence South 64 degrees 39 minutes 44 seconds West 130.00 feet to the point designated as “1781” on said plat; thence North 25 degrees 20 minutes 16 seconds West 30.00 feet to the point designated as “1780” on said plat; thence South 64 degrees 39 minutes 44 seconds West 2,171.97 feet to the point designated as “1778” on said plat; thence South 0 degrees 40 minutes 35 seconds 161.32 feet to the point designated as “1772” on said plat; thence South 89 degrees 19 minutes 25 seconds West 155.00 feet to the point of beginning and containing 3.0465 acres, more or less.

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